EXHIBIT 99.1

ADIC Posts Two Cent Per Share Loss on 10% Sales Growth To $111 Million in Second Quarter; New Enterprise Product Acceptance Accelerates;
Sales and Marketing Costs Up; Share Buyback Expanded

    REDMOND, Wash.--(BUSINESS WIRE)--May 13, 2004--Advanced Digital Information Corporation (Nasdaq:ADIC) today announced a second quarter loss of $1.3 million, or two cents per share, on sales of $111.1 million for the period ended April 30, 2004, versus a profit of $2.4 million, or four cents per share, on sales of $100.6 million during the same period last year. Sales grew more than 10 percent from the same period last year and declined just over six percent from the record first quarter ended Jan. 31.
    "We are disappointed at the end of our six quarters of sequential sales growth and the resulting small operating loss this period," said Chairman and CEO, Peter van Oppen. "But we remain convinced that our continued investment in new products and channels is the right strategy. ADIC(R) ramped up expenses during the second quarter, especially in sales and marketing, in anticipation of even more rapid sales growth which did not materialize," he said. "We did, however, continue to make measurable progress in the acceptance of our newest products as well as development of sales channels during the quarter and we do not expect to significantly alter our existing levels of spending."
    Yesterday, the Company announced a worldwide reseller agreement with HP covering ADIC's StorNext(TM) data management software. The first joint customer is identified as NOB Cross-Media Facilities, a supplier of digital archiving services for multiple public broadcasters in the Netherlands. In mid-April, ADIC announced StorNext(TM) interoperability with Apple Computer's new Xsan(TM) file system. This exclusive compatibility allows end users to add Mac-based server and storage resources to the list of platforms that can transparently share data over a SAN.
    Also during the quarter, both the i2000 Intelligent Library(TM) and Pathlight VX(TM) disk-to-tape backup appliance grew at sequential rates that would represent triple-digit growth on an annualized basis. Pathlight VX(TM) users are able to achieve disk performance and RAID reliability using serial ATA disk for primary backup and restore while maintaining an integrated path to tape for extended data retention and disaster recovery. The Company believes ADIC's own proven tape emulation, disk file system, policy based data management tools and tape library technology provide Pathlight VX(TM) unique performance and scalability advantages for customers.
    "ADIC is in the process of transforming our business from one that has historically been heavily dependent on mid-range tape storage to one that is becoming a leading player in creating innovative, enterprise-class hardware and data management software products incorporating both disk and tape," van Oppen said. "Our customers are drowning in data and ADIC's products are a big part of the solution. These new products, combined with additional enterprise sales channels, are expected to help gradually improve overall sales growth and result in improved financial results," he said.
    During the second quarter, gross profit as a percentage of sales dropped to 28.2 percent compared with 32.7 percent in the second quarter last year and 29.0 percent in the immediately preceding quarter. This decline is primarily a result of lower-than-anticipated sales volumes and significant increases in service infrastructure which offset increases in the proportion of higher margin Intelligent Storage Solutions(TM) (ISS) sales and branded versus OEM business.
    Sales of ISS products, which include elements of ADIC connectivity and software technology and are sold through both branded and OEM sales channels, represented approximately 38 percent of sales in the second quarter, unchanged from a year ago and up from 35 percent in the immediately preceding period. The Company believes that, at constant sales levels, an increasing proportion of ISS sales, whether sold on a branded or OEM basis, will typically increase gross margins as a percentage of sales. A sequential decline in overall sales volume this period obscured the positive margin effects of a sequential improvement in the proportion of ISS sales, according to ADIC. ISS sales were 17, 30 and 37 percent of total sales in fiscal years 2001, 2002 and 2003, respectively.
    OEM sales to partners, including Dell, Fujitsu-Siemens, HP, IBM and Sun, were approximately 47 percent of total sales versus 45 percent in the second quarter of fiscal 2003 and 50 percent in the first quarter of fiscal 2004. A lower proportion of OEM sales generally results in increasing gross margin as a percentage of sales but the sequential decline this quarter was also obscured by the effect of lower overall sales volumes during the period, according to the Company.
    Operating expenses rose 6.8 percent from the same quarter last year and 10.4 percent sequentially. All of this expense growth is attributable to increases in sales and marketing expenses, including the addition of more than 50 sales and marketing Team Members over the past six months. Other income was a net expense for the quarter as interest income of $519,000 was more than offset by foreign currency losses of $961,000. Total cash and marketable securities, net of all debt, rose to approximately $224.3 million.
    Separately, ADIC announced that Chuck Stonecipher will become Executive Vice President for Product Development and Strategy, relinquishing other responsibilities to spend full time on the management of products, technology plans and competitive strategy for which he has long had responsibility. Chief Financial Officer Jon Gacek also becomes an Executive Vice President.

    Share Repurchase Expanded

    The Company also announced that its Board of Directors has authorized the repurchase of up to five million total additional shares under its previously announced stock repurchase program. Approximately 1.4 million shares have been repurchased under the existing program approved in May 2002. ADIC believes any such purchases, which may be made from time to time, represent good value for the Company and its shareholders.

    About ADIC

    Advanced Digital Information Corporation (Nasdaq:ADIC) is a leading provider of Intelligent Storage Solutions(TM) to the open systems marketplace. ADIC is the world's largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.* The Company's data management software, storage networking appliances, and disk-to-tape data protection solutions provide IT managers innovative tools for storing, managing and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers and OEMs, including Cray, Dell, Fujitsu-Siemens, HP, IBM and Sun. Further information about ADIC is available at www.adic.com.

    *IDC 2001 worldwide revenue and unit market share data for all automated systems using DLT, SDLT, LTO, 8mm or AIT drives, and Gartner Dataquest, Tape Automation Systems Market Shares, 2003, F. Yale, April 2004. ADIC and Scalar are registered trademarks and Intelligent Storage is a trademark of Advanced Digital Information Corporation. All other trade or service marks mentioned in this document should be considered the property of their respective owners.

    This release contains forward-looking statements relating to the Company's future products and services and future operating results that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The words "expect", "anticipate", and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include general economic trends, purchase deferrals by customers, technical competition or obsolescence, supply constraints, changes in market pricing and production problems. Reference is made to the Company's Annual Report on Form 10-K for the year ended Oct. 31, 2003, for a more detailed description of factors that could affect the Company's actual results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    Conference Call

    There will be a conference call to discuss second quarter results as well as estimates for the third quarter of fiscal 2004 at 1:30 p.m. PT (4:30 p.m. ET) on May 13, 2004. The call can be accessed live on our website at www.adic.com/ir.


               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except for per share amounts)
                              (Unaudited)

                                Three months ended  Six months ended
                                     April 30,           April 30,
                                  2004      2003      2004      2003
                                --------  --------  --------  --------
Net sales                      $111,067  $100,642  $229,372  $197,738
Cost of sales                    79,742    67,728   163,728   134,968
                                --------  --------  --------  --------
Gross profit                     31,325    32,914    65,644    62,770
Sales and marketing              17,345    14,516    31,417    27,657
General and administrative        6,080     6,172    12,284    12,147
Research and development          9,320     9,967    18,700    20,271
                                --------  --------  --------  --------
Operating profit (loss)          (1,420)    2,259     3,243     2,695
Other income (expense), net        (536)    1,426     1,665     3,605
                                --------  --------  --------  --------
Income (loss) before provision
 (benefit) for income taxes      (1,956)    3,685     4,908     6,300
Provision (benefit) for income
 taxes                             (652)    1,266     1,308     2,195
                                --------  --------  --------  --------
Net income (loss)              $ (1,304) $  2,419  $  3,600  $  4,105
                                ========  ========  ========  ========
Basic net income (loss) per
 share                         $  (0.02) $   0.04  $   0.06  $   0.07
                                ========  ========  ========  ========
Diluted net income (loss) per
 share                         $  (0.02) $   0.04  $   0.06  $   0.07
                                ========  ========  ========  ========
Shares used in computing basic
 net income (loss) per share     64,360    62,343    64,084    62,105
                                ========  ========  ========  ========
Shares used in computing
 diluted net income (loss)
 per share                       64,360    63,073    65,240    62,878
                                ========  ========  ========  ========


               ADVANCED DIGITAL INFORMATION CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)

                                        April 30, 2004  Oct. 31, 2003
                                        --------------  --------------
                                                    ASSETS
Current assets:
 Cash and cash equivalents              $     219,899   $     180,401
 Accounts receivable, net                      93,139         100,391
 Inventories, net                              39,150          35,736
 Marketable securities                          5,526          20,788
 Assets held for sale                              --          12,384
 Other current assets                          22,512          21,514
                                        --------------   -------------
     Total current assets                     380,226         371,214

Property, plant and equipment, net             47,348          45,505
Service parts for maintenance, net             29,657          28,427
Investments                                     4,021           3,728
Other non-current assets                        4,043           4,298
                                         -------------   -------------
                                        $     465,295   $     453,172
                                         =============   =============

                                        LIABILITIES AND SHAREHOLDERS'
                                                    EQUITY

Current liabilities                     $      96,374   $      94,852
Deferred income taxes                           2,515           2,507
Long-term debt                                     --             967
Shareholders' equity                          366,406         354,846
                                         -------------   -------------
                                        $     465,295   $     453,172
                                         =============   =============


               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)
                                                    Six months ended
                                                        April 30,
                                                   -------------------
                                                       2004      2003
                                                    --------  --------
Cash flows from operating activities:
  Net income                                       $  3,600  $  4,105
  Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization                     12,108    10,096
   Allowance for doubtful accounts receivable            39       494
   Inventory obsolescence                             1,473     2,962
   Gain on securities transactions                     (871)   (1,412)
   Deferred income taxes                                (83)      (54)
   Tax benefit from exercise of stock options         1,693       587
   Other                                                 39        27
  Change in assets and liabilities:
   Accounts receivable                                4,940   (17,013)
   Inventories                                       (5,934)   (7,425)
   Prepaid expenses and other assets                   (228)     (544)
   Income taxes receivable                             (704)    1,268
   Service parts for maintenance                     (5,886)   (3,548)
   Accounts payable                                  (1,559)    5,245
   Accrued liabilities                               (4,283)    4,183
   Deferred revenue                                   7,158     2,364
                                                    --------  --------
Net cash provided by operating activities            11,502     1,335
                                                    --------  --------
Cash flows from investing activities:
  Purchase of property, plant and equipment          (8,950)   (6,442)
  Proceeds from assets held for sale                 15,117        --
  Purchase of marketable securities                  (4,004)   (2,352)
  Proceeds from securities transactions              20,089    13,352
  Purchase of other investments                        (364)       --
  Return of investment on other investments              71        --
                                                    --------  --------
Net cash provided by investing activities            21,959     4,558
                                                    --------  --------
Cash flows from financing activities:
  Repayment of bank lines of credit and long-term
   debt                                                (103)   (1,510)
  Proceeds from short-term borrowings                    --       781
  Repurchase of common stock                             --      (697)
  Proceeds from issuance of common stock for stock
   options and Stock Purchase Plan                    5,893     2,861
                                                    --------  --------
Net cash provided by financing activities             5,790     1,435
                                                    --------  --------
Effect of exchange rate changes on cash                 247     1,288
                                                    --------  --------
Net increase in cash and cash equivalents            39,498     8,616
Cash and cash equivalents at beginning of period    180,401   150,741
                                                    --------  --------
Cash and cash equivalents at end of period         $219,899  $159,357
                                                    ========  ========

    CONTACT: ADIC
             Jon Gacek or Stacie Timmermans, 425-881-8004